                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Coachmen Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                  [COACH LOGO]

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  574-262-0123

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 2, 2002

                               ------------------

To the Shareholders of
   COACHMEN INDUSTRIES, INC.

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of COACHMEN INDUSTRIES, INC., an Indiana corporation, will be held at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana, on May 2, 2002 at 10:00 A.M., for the following purposes:

     1. To elect ten directors of the Company to hold office for the terms indicated in the proxy statement.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 18, 2002, are entitled to notice of and to vote at the meeting. Each such shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy in the enclosed envelope.

                                        By order of the Board of Directors,

                                                RICHARD M. LAVERS
                                                    Secretary

March 28, 2002

     PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  574-262-0123

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2002
                               ------------------

     This Proxy Statement is being mailed to shareholders of COACHMEN INDUSTRIES, INC. (the "Company") on or about March 28, 2002, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on May 2, 2002, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The shareholder executing the proxy has the power to revoke it at any time prior to the voting thereof. The Annual Report to Shareholders for the year 2001 accompanies this Proxy Statement. Additional copies of the Report may be obtained by writing to the Secretary of the Company.

     The expenses in connection with the solicitation of the enclosed form of proxy, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company. It is also expected that solicitation in person or by telephone will be made of some shareholders by certain directors, officers and employees of the Company without extra compensation.

                               VOTING INFORMATION

     Each shareholder is entitled to one vote for each share of the Company's Common Stock held as of the record date. For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. As of the close of business on March 18, 2002, the record date for shareholders entitled to vote at the annual meeting, there were outstanding 16,072,016 shares of Common Stock, entitled to one vote each. In determining whether a quorum exists at the Annual Meeting, all shares represented in person or by proxy will be counted. A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

     The Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter which may properly come before the meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition. Accordingly, withholding authority to vote in the election of Directors and broker non-votes will have no effect on any matter at the Annual Meeting.

     Shareholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the next Annual Meeting of Shareholders must submit such proposals so that they are received by the Secretary of the Company at the address indicated on page 1 by no later than November 28, 2002.

     The Company's Bylaws provide that notice of proposed shareholder nominations for election of directors must be made in writing and either delivered to the Secretary of the Company or mailed to the Secretary of the Company by first-class United States mail, postage prepaid, and in either case must be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the last meeting of the stockholders called for the election of directors. The notice must contain certain information about each proposed nominee, including his age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned by him and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. If the Chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

     For a shareholder to bring other business before the Annual Meeting, but not have it included in the proxy statement, timely notice must be submitted in writing, either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address, and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth, as of the record date, information concerning the only parties known to Coachmen having beneficial ownership of more than 5 percent of its outstanding Common Stock and information with respect to the stock ownership of all directors and executive officers of the Company as a group.

                                                             NUMBER OF
                                                               SHARES
                     NAME AND ADDRESS                       BENEFICIALLY          PERCENT
                   OF BENEFICIAL OWNER                         OWNED              OF CLASS
                   -------------------                      ------------          --------
First Pacific Advisors, Inc.                                 2,671,300              16.6%
11400 West Olympic Blvd., Suite 1200
Los Angeles, California 90064
Dalton, Greiner, Hartman, Maher & Co.                        1,422,485               8.9%
565 Fifth Ave., Suite 2101
New York, New York 10017
Dimensional Fund Advisors, Inc.                              1,219,600               7.6%
1299 Ocean Avenue
Santa Monica, California 90401
Thomas H. Corson                                               577,102               3.6%
Retired Chairman of the Board
P.O. Box 504
Middlebury, Indiana 46540
Dorthy S. Corson                                               507,540               3.2%
(Wife of Thomas H. Corson)
P.O. Box 504
Middlebury, Indiana 46540
Directors and Executive Officers as a group (19 persons)     1,712,305              10.7%(1)

---------------

(1) The stock ownership for Claire C. Skinner is set forth under the heading "Election of Directors." Stock ownership for other executive officers named in the Summary Compensation Table is as follows: Steven E. Kerr, President and General Manager, All American Homes, LLC, who owns 7,464 shares of which 6,000 are held under options exercisable within 60 days of the record date for the annual meeting, Michael R. Terlep, Jr., President and General Manager, Coachmen Recreational Vehicle Company, LLC, who owns 20,766 shares of which 17,250 are held under options exercisable within 60 days of the record date for the annual meeting, Richard M. Lavers, Executive Vice President, who owns 20,547 shares of which 16,500 are held under options exercisable within 60 days of the record date of the annual meeting, and John T. Trant, Senior Vice President, who owns 19,767 shares of which 16,250 are held under options exercisable within 60 days of the record date for the annual meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and the New York Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with the requirements during the fiscal year ended December 31, 2001 by its officers, directors or stockholders.

                             ELECTION OF DIRECTORS

     At the meeting, ten directors constituting the entire Board of Directors of the Company, are to be elected to hold office for terms of one to three years or until their successors are elected and qualified. Unless otherwise indicated on the proxy form, the authority conferred by the proxy will be used for the purpose of voting in favor of the ten nominees listed below. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The following information concerning the nominees and the number of shares of Common Stock of the Company owned of record and beneficially as of March 18, 2002 has been furnished by the nominees:

                                                                YEAR FIRST      COMMON STOCK
                                                                 ELECTED           OWNED
   NAME AND AGE                  PRINCIPAL OCCUPATION(1)         DIRECTOR      MARCH 20, 2002
   ------------                  -----------------------        ----------   ------------------
Nominees for Election as a Director for a one-year term expiring in 2003:
Claire C. Skinner    (47)  Chairman of the Board, Chief            1993        267,825   (1.7%) (2)(3)
                             Executive Officer and President
                             (Daughter of Thomas H. Corson and
                             Niece of Keith D. Corson)
Donald W. Hudler     (67)  President & CEO, DDH Investments of     1999          8,241          (4)
                             Texas
Philip G. Lux        (73)  Retired President of the Company        1979        100,641          (4)
Nominees for Election as a Director for a two-year term expiring in 2004:
Keith D. Corson      (66)  Retired President and Chief             1991         69,852          (3)(4)
                             Operating Officer of the Company
                             (Brother of Thomas H. Corson)
Robert J. Deputy     (63)  Chairman & CEO, Godfrey Marine,         1998         30,818          (4)
                             Inc.
Edwin W. Miller      (56)  Chairman & CEO, Millennium Capital      1998          8,384          (4)
                             Group
Nominees for Election as a Director for a three-year term expiring in 2005:
Thomas H. Corson     (74)  Retired Chairman of the Board of        1965      1,084,642   (6.8%) (3)
                             the Company
Geoffrey B. Bloom    (60)  Chairman of the Board Wolverine         1999          7,241          (4)
                             World Wide
William P. Johnson   (60)  Retired Chairman of the Board of        1978         29,036          (4)
                             Goshen Rubber Co., Inc.
Fredrick M. Miller   (46)  Member, Dykema Gossett PLLC             1999          4,541          (4)

---------------

(1) All of the nominees have held the positions set opposite their names for more than the past five years except for C.C. Skinner, K.D. Corson, G.B. Bloom, D.W. Hudler, W.P. Johnson and E.W. Miller. Ms. Skinner was Executive Vice President of the Company prior to being elected Vice Chairman on May 4,1995, and Chairman and CEO on August 1, 1997 and she assumed the President position on September 1, 2000. Mr. K.D. Corson was President and COO of the Company prior to his retirement on September 1, 2000. Prior to 2000 Mr. Bloom was Chairman and CEO, and prior to 1996, was President and Chief Executive Officer of Wolverine World Wide, Inc. Mr. Hudler was Chairman & CEO of Saturn Retail Enterprises, Inc. from January 1, 1999 through June 30, 2001. Prior to that, Mr. Hudler was President and CEO of Saturn Corp. GM from April 1, 1997 through December 31, 1998. Prior to that he was President and CEO of Saturn GM. Mr. Johnson retired as Chairman of the Board of Goshen Rubber Co., Inc. in 2000. Mr. Miller retired from Eli Lilly and Company on December 31, 1998.

(2) Includes 40,000 shares held under options exercisable within 60 days of the record date for the annual meeting by C.C. Skinner.

(3) Includes shares, as to which beneficial ownership is disclaimed, held by or for the benefit of family members as follows: C.C. Skinner, 40,912 shares, K.D. Corson, 36,400 shares and T.H.Corson, 507,540 shares.

(4) Less than 1.0%.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                         --------------------------
                                   ANNUAL COMPENSATION   RESTRICTED    SECURITIES
         NAME AND                  -------------------     STOCK       UNDERLYING        ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   AWARDS(2)    OPTIONS(#)(3)   COMPENSATION(4)
    ------------------      ----    ------    --------   ----------   -------------   ---------------
Claire C. Skinner           2001   $300,000   $     --     $   --             --          $50,466
Chairman of the             2000    281,000         --         --         50,000           14,609
Board, Chief                1999    270,000    270,000         --         10,000            8,454
Executive Officer and
President
Steven E. Kerr              2001    165,000    140,000         --             --           20,552
President and General       2000    122,000    140,000         --         12,000            4,013
Manager, All American       1999     94,000    142,500     18,400          4,500               --
Homes, LLC
Richard M. Lavers           2001    195,000     69,000         --             --           22,161
Executive Vice              2000    169,615         --         --         36,000            4,450
President and               1999    125,000     46,875         --          7,000            1,000
General Counsel and
Secretary
John T. Trant               2001    141,000     62,423         --             --           17,038
Senior Vice President,      2000    135,500     17,344         --         30,000            3,571
Modular Housing and         1999    130,000     63,778         --          5,000              610
Building Group
Michael R. Terlep, Jr.      2001    195,000         --         --             --           20,358
President and General       2000    168,000     68,215         --         30,000            6,186
Manager, Coachmen           1999    160,000    135,520         --          6,000            2,474
Recreational Vehicle
Company, LLC

---------------
(1) The Company has incentive bonus plans for both designated officers and key management personnel. Prior to 2001, under these plans and subject to certain limitations and exceptions, bonus payments were made from an amount equal to a maximum of 20% of the result reached by subtracting 6% of the previous year-end net worth from annual earnings, before the bonuses described herein and income taxes. For 2001, bonuses were paid under the Executive Annual Performance Incentive Plan described in the Compensation Committee Report. Included for Mr. Lavers in 2001 is an unrestricted grant of 2,000 shares of the Company's stock issued on August 23, 2001 with a market value totaling $24,000 on the grant date.

(2) Steven E. Kerr's stock award vests over a four year period at the rate of 25% per year at the end of the first year. No dividends are paid on the unvested portion of the award. On December 31, 2001, the remaining value of Steven E. Kerr's award was $2,400. Mr. Lavers, Mr. Trant and Mr. Terlep were granted restricted stock awards in 1998 in relationship with the Company's Business Protection Agreements. The awards vest at 25% per year and the remaining value at December 31, 2001 was $3,600 each.

(3) The options are for terms of five to ten years and become exercisable at the rate of 25% per year at the end of the first year.

(4) The Compensation Committee has approved executive deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide monthly payments to executives upon retirement and provide for monthly payments to the executive's beneficiaries should the executive die prematurely. The benefits are funded by Company owned life insurance policies. These agreements provide for twenty-year payments upon retirement and are fully funded by the life insurance purchased. The amounts in this column include the Company's contributions under the deferred compensation plan and interest earned above 120% of the applicable federal rate. The Company's contributions under this plan for 2001 are as follows: Ms. Skinner, $24,566, Mr. Kerr, $1,795, Mr. Lavers, $2,261, Mr. Trant, $1,568
    and Mr. Terlep, $7,208. In addition, the Company established a retirement plan under Section 401(k) effective January 1, 2000. Company contributions for 2001 under this plan were $3,400 each for Ms. Skinner, Mr. Kerr, Mr. Lavers and Mr. Terlep and $3,256 for Mr. Trant. Contributions for 2000 under this plan were $2,805 each for Ms. Skinner, Mr. Kerr, Mr. Lavers, Mr. Trant and Mr. Terlep. In addition, the Compensation Committee has approved a Supplemental Employee Retirement Plan for certain corporate and subsidiary officers. The participants direct the Company to invest funds in mutual fund investments and Company stock. The matching contributions vest after a five year period. Participant benefits are limited to the value of the vested benefits held on their behalf. The Company's contributions under this plan for 2001 are as follows: Ms. Skinner, $22,500, Mr. Kerr, $15,357, Mr. Lavers, $16,500, Mr. Trant, $12,214 and Mr. Terlep, $9,750.

STOCK OPTION GRANTS

     During 2001, there were no stock option grants awarded from the Company's 2000 Omnibus Stock Incentive Plan to the executives named in this proxy.

STOCK OPTION EXERCISES AND VALUES TABLE

     The following table shows information with respect to options for the Company's Common Stock either exercised or having value outstanding under the Company's 1994 and 2000 Omnibus Stock Incentive Programs.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2001
                           AND YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES
                             OPTIONS EXERCISED          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                  IN 2001               OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                        ---------------------------              2001                   DECEMBER 31, 2001*
                        SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                          ON EXERCISE     REALIZED*   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                        ---------------   ---------   -----------   -------------   -----------   -------------
Claire C. Skinner.....          --         $   --        47,500         42,500        $25,000        $75,000
Steven E. Kerr........          --             --         5,250         11,250          6,000         18,000
Michael R. Terlep,
  Jr..................          --             --        17,750         26,250         15,000         45,000
Richard M. Lavers.....          --             --        15,500         30,500         18,000         54,000
John T. Trant.........       6,000          4,500        17,750         26,250         15,000         45,000

---------------
* Market value of the underlying securities at exercise date or year-end as the case may be, minus the exercise price of the options.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements with certain key employees, including the named executive officers. Each Change in Control Agreement provides for the payment of benefits in the event that, within a three-year period following the date of a "change in control," (i) the executive's employment is terminated by the Company without "cause," or (ii) the executive terminates employment for "good reason". The terms "change in control," "cause" and "good reason" are defined in the Agreements. The amount of the benefits payable to an executive entitled thereto would be an amount equal to accrued salary through the termination date and target annual bonus, plus either two or three times the sum of (i) the executive's annual base salary at the rate in effect at the time of the change in control or upon termination, whichever is greater, plus (ii) the executive's target annual bonus. The Agreements also provide for the full vesting of an executive's 401(k) account and a matching contribution for a two or three-year period, as well as the acceleration of vesting of any outstanding options or shares of restricted stock and the continuation of certain fringe benefits for a two or three-year period. In addition, several of the benefit plans provide for modified vesting and contribution provisions upon a change in control. Certain Change in Control Agreements provide a gross-up of the amount of benefits provided to hold the executives harmless from the impact of any excise tax imposed under the "parachute payment" provisions of the Internal Revenue Code. The term of the Agreements shall extend through the executive's term of employment, or the third anniversary of the date of a change in control of the Company, if sooner.

                               BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee consisting of William P. Johnson, Philip G. Lux, Edwin W. Miller and Fredrick M. Miller. The functions of the Audit Committee are to review and approve in advance the scope of the annual audit by the Company's independent public accountants, to review internal audit procedures, to review all matters having a material effect upon the Company's financial operations and to discuss fees paid to the Company's independent public accountants. The committee met four times in 2001. All of the members of the Audit Committee are independent as defined in the New York Stock Exchange listing standards.

     The Board of Directors has a Compensation Committee consisting of Robert J. Deputy, Geoffrey B. Bloom, Donald W. Hudler and William P. Johnson. This committee reviews and approves compensation plans for all senior corporate officers, stock option grants and profit sharing awards. The committee met five times in 2001.

     The Board of Directors has a Nominating Committee consisting of Thomas H. Corson, Robert J. Deputy, and Philip G. Lux. This committee selects and nominates candidates for Board membership. The committee did not meet in 2001. The Nominating Committee will consider director nominees recommended by shareholders if such recommendations are submitted in writing to the committee in accordance with the Company's Bylaws.

     The Board of Directors had four meetings in 2001. All directors attended at least three meetings except for Fredrick M. Miller, who attended two meetings.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and administering the compensation policies and practices of the Company, to insure that the Chief Executive Officer and other senior officers are compensated in a manner consistent with the stated objectives of the Company. The Committee also administers the Company's benefit, retirement programs and equity incentive plans and recommends changes subject to approval by the Board of Directors. The members of the Compensation Committee are independent, non-employee directors.

     The Company's compensation philosophy is to provide a competitive compensation program with incentives to achieve superior financial performance for the Company's stakeholders. The Company's executive compensation policies are designed to achieve these primary objectives:

          - Attract, retain, reward and motivate highly talented employees, who will lead the Company and achieve and inspire superior performance;

          - Provide incentives to improve the performance of Coachmen overall and of each business sector to which an executive is assigned;

          - Align the interests of management with those of the Company's shareholders in both the short and long-term by placing a significant portion of compensation "at risk", based upon the Company's performance.

     Executive compensation consists primarily of the following components: Base Salary, Annual Incentives and Long-Term Incentives.

BASE SALARIES

     Salaries are typically reviewed annually, on a calendar year basis. The Committee sets executive salaries based on competitive market levels, experience, individual and company performance, levels of responsibility and inflationary factors. In order to attract and retain highly qualified talent, base salaries are targeted at the 50th percentile, based on survey results of companies in Coachmen's peer group, as well as a range of manufacturing companies with whom Coachmen might reasonably compete for executive talent. As the Committee determines that adjustments to certain base salaries are needed, they will be phased in based upon the degree of deficiency, the level of the executive's responsibility and personal performance, and business circumstances.

ANNUAL INCENTIVE PLANS

     In 2001 a new annual incentive plan was adopted for senior officers and business unit heads. The 2001 Executive Annual Performance Incentive Plan is designed to increase emphasis on key performance factors that drive shareholder value. The Plan provides key employees with the opportunity for bonuses based on the performance of the Company and/or the performance of its operating divisions or profit-centers. An annual target bonus goal (the "Target Bonus"), which is expressed as a percentage of the participant's base salary, is established by the Compensation Committee. The degree to which this Target Bonus is earned or exceeded is directly linked to the degree the participant achieves or surpasses his/her pre-established financial objectives. The Bonus levels may be expressed as either (i) a matrix of percentages or (ii) a mathematical formula that determines the percentage of the Target Bonus that is payable at varying levels of performance.

     Performance goals may be based on one or more financial criteria, either separately or combined, as well as other business criteria, such as, measurements of compliance with company policies or legal requirements, human resources criteria, measures of customer satisfaction and subjective evaluations of the executives' performance and personal development. For 2001, the performance goals were based on sales, earnings per share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA) and return on assets
(ROA).

LONG-TERM INCENTIVES

     Long-term incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term corporate performance. Long-term incentive compensation is generally made available in the form of stock options. These awards are available under the 2000 Omnibus Stock Incentive Plan, as approved by the shareholders. The Committee approves participation in and the level of stock option grants made to individual executives. Options granted during 2001 are subject to vesting provisions over a period of four years, which lapse after ten years. The exercise price must at least equal the fair market value of the common stock on the date of grant. Holders must be employed by the Company at the time of vesting in order to exercise the options.

     The Committee believes that Long Term Incentives encourage equity ownership interest in the Corporation, assuring that the interests of the Corporation's senior executives are closely aligned with the interests of the shareholders.

BENEFITS

     The Committee also recommended and implemented a new Supplemental Deferred Compensation Plan during 2001. This Plan has two levels, a Supplemental Executive Retirement Plan (SERP) for senior executives and a MIRROR Plan for other managers. Together, with the Company's 401(k) plan, they create a competitive retirement benefit which includes matching company stock contributions. The Committee believes that these retirement programs will enhance the company's ability to attract and retain executive talent.

STOCK OWNERSHIP GUIDELINES

     Stock ownership guidelines have been established for Senior Executives and Officers. The established guidelines are four times base salary for the Chief Executive Officer, two times base salary for Executive Vice Presidents, one and one-half times base salary for Senior Vice Presidents, and one times base salary for other key officers. The targeted stock ownership should be achieved within four (4) years. Shares to be counted include shares held in the executives' 401(k) or IRA, restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market or through the Employee Stock Purchase Plan, or shares held following the exercise of stock options. Stock options will not be counted towards the executive's stock ownership position until exercised.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer (CEO) compensation is established pursuant to the same philosophy and objectives described earlier in this report, and includes the same elements and performance measures used for the Company's other officers. For 2001, the CEO did not receive a bonus under the Executive Annual Performance Incentive Plan.

COMPLIANCE WITH SECTION 162(M)

     Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for any executive officer is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto.

SUMMARY

     The Committee believes that the foregoing compensation programs will serve the long-term interests of shareholders. These programs create a strong link between long-term executive rewards and long-term shareholder rewards; they attract, retain and motivate outstanding executive talent; and they further the Corporation's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance based compensation programs that it believes positively affect long-term shareholder value. Finally, through stock ownership guidelines, it is the goal of the Committee to ensure the Corporation has not only qualified, professional managers, but fully committed "owner-operators".

     The foregoing report is furnished by the following members of the Compensation Committee:


Robert J. Deputy, Chairman                    Geoffrey B. Bloom, Member
Compensation Committee                        Donald W. Hudler, Member
                                              William P. Johnson, Member

                         OUTSIDE DIRECTOR COMPENSATION

     For the 2001-2002 service year which began May 2001, each Outside Director of the Company is entitled to the following annual retainers as compensation for his or her services on the Board of Directors of Coachmen Industries, Inc.: a) ten thousand dollars ($10,000) in cash; b) ten thousand dollars ($10,000) in the Company's common stock; c) three thousand dollars ($3,000) in cash for each committee of the Board on which the Director serves; d) two thousand dollars ($2,000) in cash for each committee of the Board which the Director chairs; and, e) a grant of an option for one thousand (1,000) shares of the Company's common stock.

     The value of each stock retainer and the option exercise price shall be equal to the closing price of the common stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal, Midwest Edition on the date of the annual shareholders' meeting. The compensation for the coming year will be payable promptly following the election of the Directors at the annual shareholders' meeting, in advance for the coming service year.

     At least fifteen (15) days prior to each annual shareholders' meeting, each Director may instead irrevocably elect in writing to receive any portion of his or her cash compensation: in unrestricted common stock valued at one hundred ten percent (110%) of the cash amount elected, plus an amount calculated by the Company necessary to gross up the Director's income to cover the Director's federal income taxes for that year for the additional 10% of stock; or, in restricted common stock valued at one hundred forty percent (140%) of the cash amount elected. All restricted common stock shall be deposited with the Company until the completion of two years of service thereafter, and shall be subject to the following restrictions: (a) deposited stock shall be non-transferable until the completion of that two year period of service; and, (b) the shares shall be forfeited to the Company without any payments to the Director in the event of a termination of the Director's service on the Board prior to the completion of the two year period of service for any reason other than death, disability or mandatory retirement; except that, in the event of a Change in Control, as defined in the Program, all such stock shall be delivered to the Director without any restrictions.

     Consistent with its belief that the long-term interests of our shareholders are best served by Directors who hold an equity position in the Company, the Board further determined that during this year of transitioning to a new compensation plan for Non-employee Directors, that those Directors would be allowed to make the above-referenced election for one-half of their cash compensation for the 2000-2001 term year.

     All stock delivered and stock options granted under the new compensation plan for Non-employee Directors are authorized under the Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program ("Program"), as approved by the shareholders.

STOCK OWNERSHIP GUIDELINES -- NON-EMPLOYEE DIRECTORS

     In 2001, the Board also approved stock ownership guidelines for its Non-employee Directors at a multiple of four times the amount of the Annual Cash and Stock Retainer. The targeted stock ownership should be achieved by December 31, 2004. Shares to be counted included restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market, or shares held following the exercise of stock options. Stock options will not be counted towards the Non-employee Directors' stock ownership position until exercised.

                               PERFORMANCE GRAPH

     The stock price performance shown on the graph below is not necessarily indicative of future price performance. The companies comprising the Peer Group are Fleetwood Enterprises, Inc., Skyline Corporation, Thor Industries, Inc. and Winnebago Industries, Inc. The total return of each company in the Peer Group has been weighted according to Coachmen's stock market capitalization.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                         COACHMEN, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/01)

                              [PERFORMANCE CHART]

----------------------------------------------------------------------------------------------------------------
                                       1996         1997         1998         1999         2000         2001
----------------------------------------------------------------------------------------------------------------
 COACHMEN INDUSTRIES, INC.            100.00        76.78        94.29        54.95        38.87        45.24
 S&P 500 INDEX                        100.00       133.36       171.48       207.56       188.66       166.24
 PEER GROUP                           100.00       144.48       143.68       118.56        81.72       138.42

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Coachmen common stock, S&P 500, and Peer Group. *Cumulative total return assumes reinvestment of dividends.

                             AUDIT COMMITTEE REPORT

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent accountants, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company's independent auditors with respect to such financial statements. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationship to the company that may interfere with the exercise of their independence from the management and the Company.

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent public accountants throughout the year and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

          - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with the Company's management;

          - Discussed with Ernst & Young LLP, the Company's independent public accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

          - Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Ernst & Young LLP its independence.

     Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2001 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

William P. Johnson, Chairman,                 Philip G. Lux, Member
Audit Committee                               Edwin W. Miller, Member
                                              Fredrick M. Miller, Member

                            INDEPENDENT ACCOUNTANTS

     The Company's certified public accountants for the year 2001 were Ernst & Young LLP, independent accountants, and that firm has been selected as the Company's accountants for fiscal 2002. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

     In June 2001, PricewaterhouseCoopers LLP ("PwC") advised the Company that it was closing its South Bend, Indiana office that had served the Company since 1986. On August 23, 2001, the Board of Directors of the Company, on the recommendation of the Audit Committee, appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001. PwC was notified of their dismissal on August 23, 2001. The reports of PwC on the Company's financial statements for the years ended December 31, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the two most recent fiscal years and through August 23, 2001, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years. The Company filed the related Form 8-K on August 23, 2001.

AUDIT AND ALL OTHER FEES

     The fees billed to the Company by Ernst & Young LLP with respect to the year 2001 were the following:

Annual Audit Fees...........................................  $171,000
Audit-Related Fees..........................................  $    -0-
IT Consulting Fees..........................................  $    -0-
All Other Fees..............................................  $174,309

     The Annual Audit Fees include amounts billed for audit of the Company's annual consolidated financial statements for the year 2001 and the timely review of the financial statements included in the forms 10-Q filed by the Company during the year. There were no Audit-Related Fees for 2001. There were no IT Consulting Fees billed during the year. Fees billed for other non-audit services primarily include tax-related services and internal audit services. It is anticipated that Ernst & Young LLP will provide similar non-audit services during the year 2002. The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy form will vote thereon according to their best judgment and interest of the Company. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy form are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

                                       By Order of the Board of Directors,

                                                RICHARD M. LAVERS
                                                    Secretary

Dated: March 28, 2002




                                                            DETACH CARD
------------------------------------------------------------------------------------------------------------------------------------

                                                     COACHMEN INDUSTRIES, INC.
                                             ANNUAL MEETING OF SHAREHOLDERS MAY 2, 2002
                                                         VOTING INSTRUCTION

                                           SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 KEY BANK, NATIONAL ASSOCIATION, TRUSTEE OF THE COACHMEN INDUSTRIES, INC. RETIREMENT PLAN AND TRUST

The undersigned, a participant in and named fiduciary under the Plan, hereby directs the Trustee to vote in person or by proxy, as indicated below (a) all common shares of Coachmen Industries, Inc. credited to the undersigned's account under the Plan on the record date ("allocated shares") and (b) the proportionate number of common shares of Coachmen Industries, Inc. credited to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions ("non-directed shares") and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions at the Annual
Meeting of Shareholders to be held on May 2, 2002 and at any adjournment thereof. Under the Plan, shares credited to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction form are voted by the Trustee as directed by the participants acting as named fiduciaries under the Plan who timely return a signed voting instruction form. By completing this confidential voting instruction form and returning it to the Trustee, you are directing the Trustee to vote credited shares and a proportionate number of non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. The number of shares reported on this form is based on an equivalent number of shares which are allocated for the credit of your account pursuant to the terms of the Plan.


                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL BELOW:

     1. Election of ten (10) Directors (to serve in three classes for staggered terms, as set forth in the Proxy Statement).

        [ ] FOR all nominees listed                                                      [ ] WITHHOLD AUTHORITY
            (except as marked to the contrary below).                                        to vote for all nominees listed below.

Nominees: Claire C. Skinner, Donald W. Hudler and Philip G. Lux (1-year terms); Keith D. Corson, Robert J. Deputy and Edwin W.
Miller (2-year terms); Thomas H. Corson, Geoffrey B. Bloom, William P. Johnson and Fredrick M. Miller (3-year terms).
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


------------------------------------------------------------------------------------------------------------------------------------
                                      (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)




                                                            DETACH CARD
------------------------------------------------------------------------------------------------------------------------------------

(Continued from the other side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

            YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGMENT OF RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT.





                                                                                                 Dated:                       , 2002
                                                                                                        ----------------------


                                                                                                 -----------------------------------
                                                                                                 Signature



                         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.




                                                            DETACH CARD
------------------------------------------------------------------------------------------------------------------------------------

                                                     COACHMEN INDUSTRIES, INC.
                                                           P.O. BOX 3300,
                                                       ELKHART, INDIANA 46515

                                 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Coachmen Industries, Inc., an Indiana corporation, hereby appoints Claire C. Skinner and William
P. Johnson, and each of them, as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Coachmen Industries, Inc. which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held at the Christiana Creek Country Club,
Elkhart, Indiana, at 10:00 a.m. local time, on May 2, 2002, or any adjournment thereof, with the same authority as if the undersigned were personally present.

                                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL BELOW:

1. Election of ten (10) Directors (to serve in three classes for staggered terms, as set forth in the Proxy Statement).

   [ ] FOR all nominees listed                                                            [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below).                                              to vote for all nominees listed below.

Nominees: Claire C. Skinner, Donald W. Hudler and Philip G. Lux (1-year terms); Keith D. Corson, Robert J. Deputy and Edwin W.
Miller (2-year terms); Thomas H. Corson, Geoffrey B. Bloom, William P. Johnson and Fredrick M. Miller (3-year terms).

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


------------------------------------------------------------------------------------------------------------------------------------

                                      (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)



                                                            DETACH CARD
------------------------------------------------------------------------------------------------------------------------------------

(Continued from the other side)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

            YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGMENT OF RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT.


                                                                                          Dated:                             , 2002
                                                                                                -----------------------------


                                                                                          ------------------------------------------
                                                                                          Signature


                                                                                          ------------------------------------------
                                                                                          (Signature if held jointly)


                                                                                          NOTE: Please sign exactly as name appears
                                                                                          above. When shares are held by joint
                                                                                          tenants, both should sign. When signing as
                                                                                          attorney, executor, administrator,
                                                                                          trustee, or guardian, please give title as
                                                                                          such. If shareholder is a corporation,
                                                                                          please sign in full corporate name by
                                                                                          President or other authorized officer. If
                                                                                          a partnership, please sign in partnership
                                                                                          name by authorized person.



                         PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
